EXHIBIT 3.1
CERTIFICATE OF INCORPORATION
OF
REVA MEDICAL, INC.
ARTICLE I
     The name of this corporation is REVA Medical, Inc.
ARTICLE II
     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General corporation Law.
ARTICLE III
     The address of the registered office of the corporation in the State of Delaware and the County of Kent is 615 South DuPont Highway, Dover, DE 19901 and the name of the registered agent at that address is National Corporate Research, Ltd.
ARTICLE IV
     A. Classes of Stock. This corporation is authorized to issue three classes of stock to be designated, respectively, “Common Stock,” “Non-Voting Common Stock” and “Preferred Stock.” The total number of shares which this corporation is authorized to issue is Fifty Million Eight Hundred Six Thousand Nine Hundred Eighteen (50,806,918) shares. Thirty Million (30,000,000) shares shall be Common Stock, One Hundred Thirty Thousand (130,000) shares shall be Non-Voting Common Stock and Twenty Million Six Hundred Seventy-Six Thousand Nine Hundred Eighteen (20,676,918) shares shall be Preferred Stock, each of which shall have the respective rights, preferences, privileges and restrictions described herein. The Common Stock shall have a par value of $0.0001 per share and the Preferred Stock shall have a par value $0.0001 per share.
          1. Preferred Stock. The Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. This corporation’s Board of Directors (the “Board of Directors”) is hereby authorized, within the limitations and restrictions stated in this Certificate of Incorporation, to fix or alter the rights, preferences, privileges and restrictions granted to or imposed on any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them. Subject to compliance with applicable protective voting rights which have been or may be granted to the Preferred Stock or series thereof in Certificates of Determination or pursuant to this Certificate of Incorporation (“Protective Provisions”), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred Stock or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.
          2. Designation of Preferred Stock. One Million Eight Hundred Fourteen Thousand Five Hundred and Fifty-Eight (1,814,558) shares are designated “Series A Preferred Stock.” Eight Hundred Thirty-Three Thousand Three Hundred Thirty-Three (833,333) shares are designated “Series B Preferred Stock.” Five Hundred Fifty-Eight Thousand Three Hundred Seventy-Four (558,374) shares are designated “Series C Preferred Stock.” Eight Hundred Nineteen Thousand Six Hundred Seventy-Three (819,673) shares are designated “Series D Preferred Stock.” Two Million Five Hundred Fifty Thousand Nine Hundred Eighty (2,550,980) shares are designated “Series E Preferred Stock.” One Million (1,000,000) shares are designated “Series F Preferred Stock.” Three Million Five Hundred Thousand (3,500,000) shares are designated “Series G-1 Preferred Stock.” Six Hundred Thousand (600,000) shares are designated “Series G-2 Preferred Stock.” The Series G-1 Preferred Stock and Series G-2 Preferred Stock shall be referred to herein collectively as the “Series G Preferred Stock” and together with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock, the “Prior Preferred Stock.” Nine Million (9,000,000) shares are designated “Series H Preferred Stock.”
     B. Rights, Preferences and Restrictions of Preferred Stock. The rights, preferences, restrictions and other matters relating to the Preferred Stock are as follows:
          1. Dividend Preference.
               a. For purposes of this Section 1 of Article IV(B), and as used elsewhere in this Certificate Incorporation, the following definitions shall apply:
                    (i) “Fair Market Value” shall mean, with respect to any listed security, its Market Price, and with respect to any property or assets other than cash or listed securities, the fair value thereof determined in good faith by the unanimous approval of the Board of Directors.
                    (ii) “Initial Issue Date” shall mean December 7, 2007.
                    (iii) “Investors” shall mean those certain investors party to the Purchase Agreement and their permitted successors and assigns.
                    (iv) “Market Price” shall mean as of a particular date (the “Valuation Date”), the following with respect to any class of listed securities: (A) if such security is then listed on a national stock exchange, the Market Price shall be the average of the closing sale price of one share of such security on such exchange on the ten (10) trading days prior to the Valuation Date, provided that if such security has not traded in the prior ten (10) trading days, the Market Price shall be the average closing price of such security in the most recent ten (10) trading days during which such security has traded; (B) if such security is then included in The Nasdaq Stock Market, Inc., the Market Price shall be the average of the closing sale price of one share of such security on The Nasdaq Stock Market, Inc. on the ten (10) trading days prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low ask price quoted on Nasdaq as of the end of the ten (10) trading days prior to the Valuation Date, provided that if such security has not traded in the prior ten (10) trading days, the Market Price shall be the average closing price of one share of such security in the most recent ten (10) trading days during which such security has traded; (C) if such security is then included in the Over-the-Counter Bulletin Board, the Market Price shall be the average of the closing sale price of one share of such security on the Over-the-Counter Bulletin Board on the ten (10) trading days prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low ask price quoted on the Over-the-Counter Bulletin Board as of the end of the ten (10) trading days prior to the Valuation Date, provided that if such stock has not traded in the prior ten (10) trading days, the Market Price shall be the average closing price of one share of such security in the most recent ten (10) trading days during which such security has traded; or (D) if such security is then included in the “pink sheets,” the Market Price shall be the average of the closing sale price of one share of such security on the “pink sheets” on the ten (10) trading days prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low ask price quoted on the “pink sheets” as of the end of the ten (10) trading days prior to the Valuation Date, provided that if such stock has not traded in the prior ten (10) trading days, the Market Price shall be the average closing price of one share of such security in the most recent ten (10) trading days during which such security has traded.
                    (v) “Purchase Agreement” shall mean that certain Securities Purchase Agreement, dated December 7, 2007, by and among REVA Medical, Inc., a California corporation (“REVA California”) and the Investors, as amended from time to time, pursuant to which REVA California initially issued shares of its Series H Preferred Stock.
               b. Each holder of shares of Series H Preferred Stock, in preference and priority to the holders of Prior Preferred Stock, Common Stock and any other classes of capital stock of the corporation, shall be entitled to receive, with respect to each share of Series H Preferred Stock then outstanding and held by such holder of Series H Preferred Stock, dividends, commencing from the date of issuance of such share of Series H Preferred Stock, at the rate of six percent (6%) per annum (on the basis of a 360 day year) of the Original Series H Issue Price (the “Series H Preferred Dividends”); provided, however, that the amount of the Series H Preferred Dividends shall be reduced, on a pro rata basis among all outstanding shares of Series H Preferred Stock based on the amount of Series H Preferred Dividends to which such shares would otherwise be entitled, by the aggregate of any amounts paid to the holders of Series H Preferred Stock pursuant to that certain Intercreditor and Subordination Agreement among REVA California, the holders of Series H Preferred Stock and certain creditors of REVA California dated on or about the Initial Issue Date (such agreement, the “Intercreditor and Subordination Agreement” and the per share amount of such reduction, the “Intercreditor Dividend Reduction”). The Series H Preferred Dividends shall be cumulative, whether or not earned or declared, and shall accrue and compound quarterly on the first day of each calendar quarter while any of the Series H Preferred Stock is outstanding. Series H Preferred Dividends shall be payable to each holder of Series H Preferred Stock (i) when declared by the Board of Directors, (ii) upon a Liquidation Event (as defined in Section 2 of Article IV(B)) or (iii) upon conversion of the Series H Preferred Stock by the holder thereof. In the case of (i) or (ii) above, Series H Preferred Dividends shall be only paid through the issuance of such number of additional shares of Series H Preferred Stock (rounded down to the nearest whole share with any fractional shares being issued in cash in an amount equal to the Original Series H Issue Price of such fractional share of Series H Preferred Stock) determined by dividing the amount of the total accrued but unpaid Series H Preferred Dividends then outstanding on such holder’s shares of the Series H Preferred Stock by the lesser of (x) the Conversion Price then in effect for the Series H Preferred Stock and (y) the Fair Market Value of the shares of Common Stock into which such share of Series H Preferred Stock is then convertible. In the case of (iii) above, Series H Preferred Dividends shall be only paid through the issuance of such number of shares of Common Stock (rounded down to the nearest whole share with any fractional shares being issued in cash in an amount equal to the Fair Market Value of such fractional share of Common Stock) determined by dividing the amount of the total accrued but unpaid Series H Preferred Dividends then outstanding on such holder’s shares of the Series H Preferred Stock by the lesser of (x) the Conversion Price then in effect for the Series H Preferred Stock and (y) the Fair Market Value of the Common Stock.

               c. Subject to Sections 1(b) and 1(d) of this Article IV(B), and the rights of any series of Preferred Stock which may from time to time come into existence, the holders of shares of Prior Preferred Stock shall be entitled to receive dividends in any fiscal year of this corporation, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock or any dividend on the Non-Voting Common Stock of this corporation, at the rate of $0.07 per share of Series A Preferred Stock per annum, $0.084 per share of Series B Preferred Stock per annum, $0.1379 per share of Series C Preferred Stock per annum, $0.1708 per share of Series D Preferred Stock per annum, $0.4896 per share of Series E Preferred Stock per annum, $0.23 per share of Series F Preferred Stock per annum, $0.69 per share of the Series G-1 Preferred Stock per annum, and $0.6875 per share of the Series G-2 Preferred Stock per annum, as adjusted for any stock dividends, combinations or splits with respect to such shares all payable when, as and if declared by the Board of Directors. Such dividends shall not be cumulative. No cash dividend with respect to any shares of Prior Preferred Stock shall be declared or paid unless at the same time a like proportionate cash dividend for the same dividend period, ratably in proportion to the respective annual dividend rates set forth above, is similarly declared or paid with respect to each outstanding share of Prior Preferred Stock.
               d. In the event that the corporation shall at any time pay a dividend on the Common Stock or any other class or series of capital stock of the corporation, the corporation shall, at the same time, pay to each holder of Series G Preferred Stock and Series H Preferred Stock a dividend equal to the dividend that would have been payable to such holder if the shares of Series G Preferred Stock and Series H Preferred Stock held by such holder had been converted in accordance with Section 3 of this Article IV(B) hereof into Common Stock on the date of determination of holders of Common Stock entitled to receive such dividends.
          2. Liquidation Preference.
               a. For purposes of this Section 2 of Article IV(B), and as used elsewhere in this Certificate of Incorporation, the following definitions shall apply:
                    (i) “Liquidation Event” shall mean: (i) any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary; (ii) a consolidation or merger of the corporation with or into any other corporation or corporations or other reorganization or similar transaction which results in the stockholders of the corporation immediately before such transaction owning less than fifty percent (50%) of the outstanding capital stock of the surviving entity; (iii) a sale, lease, transfer, exclusive license, exchange or other disposition of all or substantially all of the assets of the corporation; (iv) the issuance and/or sale by the corporation (excluding the issuance and sale of shares of Series H Preferred Stock) in one or a series of related transactions of shares of Common Stock (or securities convertible or exchangeable into or exercisable for shares of Common Stock) constituting a majority of the shares of Common Stock outstanding immediately following such issuance (treating all securities convertible or exchangeable into or exercisable for shares of Common Stock as having been fully converted, exchanged and exercised on the date of issuance thereof, without regard to any exercise, conversion or exchange limitations therein); (v) any other form of acquisition or business combination where the corporation is the target of such acquisition and where a change in control occurs such that the Person seeking to acquire the corporation has the power to elect a majority of the Board of Directors as a result of the transaction; (vi) the closing of the sale of shares of Common Stock in a public offering pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended; and (vii) any other liquidity events on a Company-wide scale that the Board of Directors determines by unanimous approval shall constitute a Liquidation Event; provided, however, that none of the following shall constitute a Liquidation Event: (i) a Qualified Public Offering; or (ii) the issuance of (a) Series H Preferred Stock pursuant to the Purchase Agreement, or (b) Common

Stock upon conversion of the Series H Preferred Stock or as dividends on such Series H Preferred Stock, or (c) Common Stock upon the exercise of the Warrants issued to the Investors pursuant to the Purchase Agreement, or (d) Common Stock upon conversion of the Prior Preferred Stock or options or warrants outstanding prior to the Initial Issue Date.
                    (ii) “Person” shall mean any individual, partnership, corporation, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.
                    (iii) “Qualified Public Offering” shall mean a firm commitment underwritten public offering of shares of the Common Stock in which the aggregate gross proceeds thereof to the corporation shall be no less than $50,000,000 and having a per share offering price of at least $8.00.
               b. Upon the consummation of a Liquidation Event, the holders of Series H Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Prior Preferred Stock, Common Stock, Non-Voting Common Stock, or any other capital stock of the corporation by reason of their ownership thereof or any other present or future capital stock of the corporation, an amount per share equal to (A) the sum of (i) $6.5066 for each outstanding share of Series H Preferred Stock (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations with respect to such shares and hereafter and heretofore referred to as the “Original Series H Issue Price”) and (ii) an amount equal to declared but unpaid dividends, and all accrued but unpaid Series H Preferred Dividends set forth in Section 1 of Article IV(B) above, on such shares, minus (B) the Intercreditor Dividend Reduction (unless and to the extent such Intercreditor Dividend Reduction has already been deducted from the amount of any dividend actually paid or owing to the holders of Series H Preferred Stock pursuant to Section 1(b) of this Article IV(B)). If upon the occurrence of such event, the assets and funds to be thus distributed among the holders of the Series H Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of this corporation legally available for distribution shall be distributed ratably among the holders of the Series H Preferred Stock in proportion to their aggregate liquidation preference and ratably among the holders of the Series H Preferred Stock in proportion to the amount of such stock owned by each such holder. Notwithstanding the foregoing, if the amount that would payable on a Liquidation Event, pursuant to Section 2(f) of this Article IV(B), with respect to the shares of Common Stock into which the shares of Series H Preferred Stock are then convertible in accordance with Section 3 of this Article IV(B) if they were so converted is greater than the amount that would be payable with respect to such shares of Series H Preferred Stock pursuant to the foregoing provisions of this Section 2(b), then the holders of Series H Preferred Stock would receive such higher amount, without the need to convert into Common Stock, in lieu of payments otherwise provided above in this Section 2(b).
               c. Upon the consummation of a Liquidation Event and after the distributions described in subsection (b) above have been paid, subject to the rights of series of Preferred Stock which may from time to time come into existence, the holders of the Series F Preferred Stock and Series G Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Common Stock or Non-Voting Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $3.28 for each outstanding share of Series F Preferred Stock, and $9.86 for each outstanding share of Series G Preferred Stock (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations with respect to such shares and hereafter referred to as the “Original Series F Issue Price,” and “Original Series G Issue Price,” respectively), and (ii) an amount equal to declared but unpaid dividends on such shares. If upon the occurrence of such event, the assets and funds to be thus distributed among the holders of the Series F Preferred Stock and Series G Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of Preferred Stock which may from time to time come into existence, the entire assets and funds of this corporation legally available for distribution shall be distributed ratably among the holders of the Series F Preferred Stock and Series G Preferred Stock in proportion to the aggregate liquidation preferences of the respective series and ratably among the holders of each series in proportion to the amount of such stock owned by each such holder.
               d. Upon the consummation of a Liquidation Event and after the distributions described in subsections (b) and (c) above have been paid, subject to the rights of series of Preferred Stock which may from time to time come into existence, the holders of the Series E Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Common Stock or Non-Voting Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $6.0383 for each outstanding share of Series E Preferred Stock (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations with respect to such shares and hereafter referred to as the “Original Series E Issue Price”) multiplied by two (2), and (ii) an amount equal to declared but unpaid dividends on such shares. If upon the occurrence of such event, the assets and funds to be thus distributed among the holders of the Series E Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of Preferred Stock which may from time to time come into existence, the entire assets and funds of this corporation legally available for distribution shall be distributed ratably among the holders of the Series E Preferred Stock in proportion to the amount of such stock owned by each such holder.
               e. Upon the consummation of a Liquidation Event and after the distributions described in subsections (b), (c) and (d) above have been paid, subject to the rights of series of Preferred Stock which may from time to time come into existence, the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock or Non-Voting Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $0.9936 for each outstanding share of Series A Preferred Stock, $1.184 for each outstanding share of Series B Preferred Stock, $1.9437 for each outstanding share of Series C Preferred Stock, and $2.4074 for each such outstanding share of Series D Preferred Stock (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations with respect to such shares and hereafter referred to as the “Original Series A Issue Price,” the “Original Series B Issue Price,” the “Original Series C Issue Price” and the “Original Series D Issue Price,” respectively), and (ii) an amount equal to declared but unpaid dividends on such shares. If upon the occurrence of such event, the assets and funds to be thus distributed among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of Preferred Stock which may from time to time come into existence, the entire assets and funds of this corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock in proportion to the aggregate liquidation preferences of the respective series and ratably among the holders of each series in proportion to the amount of such stock owned by each such holder.
               f. Upon the consummation of a Liquidation Event and after the distributions described in subsections (b), (c), (d) and (e) above have been paid, subject to the rights of series of Preferred Stock which may from time to time come into existence, the remaining assets of this corporation available for distribution to stockholders shall be distributed among the holders of Common

Stock and Non-Voting Common Stock in proportion to the number of shares of Common Stock and Non-Voting Common Stock held by each.
               g. In the event of any Liquidation Event, the corporation shall within ten (10) days after the date the Board of Directors approves such action, or within twenty (20) days after the commencement of any involuntary proceeding, whichever is earlier, give each holder of shares of Preferred Stock written notice of the proposed action. Such written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash and property to be received by the holders of shares of Preferred Stock upon the consummation of the proposed action and the expected date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, this corporation shall promptly give written notice to each holder of shares of Preferred Stock of such material change. This corporation shall not consummate any Liquidation Event before the expiration of thirty (30) days after the mailing of the initial written notice or ten (10) days after the mailing of any subsequent written notice, whichever is later.
          3. Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):
               a. Right to Convert.
                    (i) Subject to Sections 3(c) and 3(d) of this Article IV(B), each share of Preferred Stock shall be convertible without any additional consideration, at the option of the holder thereof, at any time, at the office of this corporation or any transfer agent for the Preferred Stock into such number of validly issued, fully paid and nonassessable shares of Common Stock free from all taxes, liens and charges with respect to the issuance thereof, as is determined by (A) in the case of Series A Preferred Stock, dividing the Original Series A Issue Price and all declared but unpaid dividends on such share by the applicable Conversion Price (as defined below) at the time in effect for such share, (B) in the case of Series B Preferred Stock, dividing the Original Series B Issue Price and all declared but unpaid dividends on such share by the applicable Conversion Price at the time in effect for such share, (C) in the case of Series C Preferred Stock, dividing the Original Series C Issue Price and all declared but unpaid dividends on such share by the applicable Conversion Price at the time in effect for such share, (D) in the case of Series D Preferred Stock, dividing the Original Series D Issue Price and all declared but unpaid dividends on such share by the applicable Conversion Price at the time in effect for such share, (E) in the case of Series E Preferred Stock, dividing the Original Series E Issue Price and all declared but unpaid dividends on such share by the applicable Conversion Price at the time in effect for such share, (F) in the case of Series F Preferred Stock, dividing the Original Series F Issue Price and all declared but unpaid dividends on such share by the applicable Conversion Price at the time in effect for such share, (G) subject to the provisions of clause (iv) below, in the case of Series G Preferred Stock, dividing the Original Series G Issue Price and all declared but unpaid dividends on such share by the applicable Conversion Price at the time in effect for such share, and (H) in the case of Series H Preferred Stock, dividing the Original Series H Issue Price and all declared but unpaid dividends on such share by the applicable Conversion Price at the time in effect for such share. The initial Conversion Price per share for shares of Series A Preferred Stock shall be the Original Series A Issue Price, the initial Conversion Price per share for shares of Series B Preferred Stock shall be the Original Series B Issue Price, the initial Conversion Price per share for shares of Series C Preferred Stock shall be the Original Series C Issue Price, the initial Conversion Price per share for shares of Series D Preferred Stock shall be the Original Series D Issue Price, the initial Conversion Price per share for shares of Series E Preferred Stock shall be the Original Series E Issue Price, the initial Conversion Price per share for shares of Series F Preferred Stock shall be the Original Series F Issue Price, the initial Conversion Price per share for shares of Series G Preferred Stock shall be the Original Series G Issue Price, and the initial Conversion Price per share for shares of Series H Preferred Stock shall be the Original Series H Issue Price; provided, however, that the Conversion Price for the Preferred Stock shall be subject to adjustment as set forth in subsection 3(c).

                    (ii) Each share of Prior Preferred Stock, shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such Prior Preferred Stock (after giving effect to any Conversion Price adjustment required under clause (iv) below), as the case may be, immediately upon the earlier of (A) the consummation of a Qualified Public Offering, or (B) the date upon which this corporation obtains the consent of the holders of not less than a majority of the then outstanding shares of Prior Preferred Stock, voting together as a single class on an as-converted basis, in which case all of such shares of Preferred Stock shall automatically be converted into shares of Common Stock as set forth above.
                    (iii) Each share of Series H Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such Series H Preferred Stock immediately upon the earlier of (A) the consummation of a Qualified Public Offering, or (B) the date specified (such date, the “Conversion Date”) by written consent or approval of the holders of a majority of the then outstanding shares of Series H Preferred Stock, voting together as a separate series, which written consent or approval must be obtained and delivered to the corporation at least fifteen (15) days in advance of the Conversion Date.
                    (iv) Notwithstanding anything to the contrary elsewhere in this Section 3, for so long as any shares of Series G Preferred Stock remain outstanding, to the extent that at any time the aggregate number of shares of Common Stock (the “Current Series G Number”) previously issued or then issuable upon conversion of any shares of Series G Preferred Stock (assuming for purposes hereof the conversion in full into shares of Series G Preferred Stock of any convertible promissory notes then held by Boston Scientific corporation or its affiliates that are convertible into shares of Series G Preferred Stock either at such time or upon the happening of certain events or contingencies (the “Note Shares”)) is less than the Minimum Conversion Amount (as such term is defined below), then the Conversion Price for the Series G Preferred Stock shall be adjusted such that the outstanding Series G Preferred Stock (assuming for such purposes that the Note Shares are outstanding) shall instead be convertible, in the aggregate, into that number of shares of Common Stock equal to the Minimum Conversion Amount less any shares of Common Stock previously issued upon conversion of any shares of Series G Preferred Stock, and the Conversion Price for the Series G Preferred Stock shall be adjusted accordingly. For purposes of this subsection (iv), “Minimum Conversion Amount” equals (i) the quotient of FDA divided by 0.875, minus (ii) FDA. For purposes of this subsection (iv), “FDA” means the number of shares of Common Stock outstanding on a fully-diluted basis immediately prior to any conversion pursuant to this Section 3 (including in such number of shares the number of shares of Common Stock deemed issued pursuant to Sections 3(c)(i)(E)(1) and 3(c)(i)(E)(2) as adjusted to reflect any change, termination or expiration of the type described in either Sections 3(c)(i)(E)(3) or 3(c)(i)(E)(4), but expressly excluding, notwithstanding the foregoing, any shares of Common Stock previously issued or then issuable upon conversion of the Series G Preferred Stock (including the Note Shares)).
               b. Mechanics of Conversion.
                    (i) Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the particular series of Preferred Stock, and shall give written notice by mail, postage prepaid, to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at the expense of this corporation at such office to such holder of Preferred Stock or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, and if less than all the shares of the Preferred Stock represented by such certificate or certificates are converted, a certificate representing the shares of Preferred Stock not converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.
                    (ii) This corporation shall pay any and all issue and other taxes or governmental charges that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Preferred Stock pursuant hereto, including any tax or charge which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the Preferred Stock so converted was registered.
               c. Conversion Price Adjustments of Preferred Stock. Subject to subsection 3(d) below, the Conversion Price of the Preferred Stock shall be subject to adjustment from time to time as follows:
                    (i) A. Upon each issuance by this corporation of any Additional Stock (as defined below), without consideration or for a consideration per share less than the Conversion Price for the Preferred Stock, as the case may be, in effect immediately prior to the issuance of such Additional Stock, after the date upon which any shares of Preferred Stock were first issued (the “Purchase Date” with respect to each such series), the Conversion Price for each such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this subsection (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including in the number of shares of Common Stock outstanding, without limitation, the number of shares of Common Stock issuable upon the conversion all outstanding Preferred Stock) plus the number of shares of Common Stock which the aggregate consideration received by this corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including in the number of shares of Common Stock outstanding, without limitation, the number of shares of Common Stock issuable upon the conversion all outstanding Preferred Stock) plus the number of shares of such Additional Stock.
                         B. No adjustment of the Conversion Price for the Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be taken into account in the earlier of any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections (E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this subsection 3(c)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.
                         C. In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                         D. In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors irrespective of any accounting treatment, provided, however, that such fair market value as determined by the Board of Directors, when added to any cash consideration received in connection with such issuance, shall not exceed the aggregate fair market value of the Common Stock as of the date of the Board of Director’s resolution authorizing such issuance.
                         E. In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of Sections 3(c)(i) and 3(c)(ii) of this Article IV(B):
                              1. The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 3(c)(i)(C) and (c)(i)(D) of this Article IV(B)), if any, received by this corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.
                              2. The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by this corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by this corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 3(c)(i)(C) and 3(c)(i)(D) of this Article IV(B)).
                              3. In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Preferred Stock to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.
                              4. Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Preferred Stock to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued and receipt of consideration actually paid upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.
                              5. The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Sections 3(c)(i)(E)(1) and 3(c)(i)(E)(2) of this Article IV(B) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Sections 3(c)(i)(E)(3) or 3(c)(i)(E) (4) of this Article IV(B).
                    (ii) “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 3(c)(i)(E) of this Article IV(B)) by this corporation after the Purchase Date other than:
                         A. shares of Common Stock issued pursuant to a transaction described in Section 3(c)(iii) of this Article IV(B), or
                         B. shares of Common Stock issued or issuable upon conversion of shares of Preferred Stock and/or Non-Voting Common Stock, or
                         C. shares of Common Stock and options to purchase shares of Common Stock issued or issuable to employees, consultants or directors of this corporation pursuant to any stock option or stock incentive plan approved by the Board of Directors, or
                         D. shares of Common Stock or Non-Voting Common Stock (or options, warrants or rights to purchase shares of Common Stock or Non-Voting Common Stock) issued or issuable to vendors, suppliers, customers or other persons or organizations with which this corporation has a commercial relationship on terms approved by the Board of Directors where capital raising is not a primary purpose of such transaction, or
                         E. shares of Common Stock or Non-Voting Common Stock issued in connection with a bona fide acquisition of or by this corporation, whether by merger, consolidation, sale of assets or sale or exchange of stock where capital raising is not a primary purpose of such transaction, or
                         F. shares of Common Stock issued or issuable (I) in a public offering in connection with which all outstanding shares of Preferred Stock will be converted to Common Stock, or (II) upon exercise of warrants or rights granted to underwriters in connection with such a public offering, or
                         G. shares of Common Stock or Non-Voting Common Stock issued or issuable in connection with corporate partnering, licensing or other strategic transactions on terms approved by the Board of Directors where capital raising is not a primary purpose of such transaction, or
                         H. shares of Common Stock issued or issuable upon the exercise of warrants issued or issuable pursuant to a certain Series E Preferred Stock Purchase Agreement, or
                         I. shares of Series F Preferred Stock (or warrants or rights to purchase Series F Preferred Stock) or shares of Common Stock issued or issuable upon conversion of shares of Series F Preferred Stock; or

                         J. shares of Common Stock issued or deemed to be issued pursuant to Section 3(a)(iii) above or an adjustment to the number of shares of Common Stock into which the Series G Preferred Stock is convertible pursuant to Section 3(a)(v) above.
                    (iii) In the event this corporation should at any time or from time to time after the applicable Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price for the Preferred Stock then in effect shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.
                    (iv) If the number of shares of Common Stock outstanding at any time after the applicable Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the applicable Conversion Price for the Preferred Stock then in effect shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.
                    (v) No further adjustment to the Conversion Price of the Preferred Stock shall occur as a result of the actual issuance of Additional Stock which has been previously deemed issued pursuant to Section 3(c)(i)(E) of this Article IV(B).
               d. Recapitalizations. After the applicable Purchase Date, if at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in Section 2 or this Section 3) provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock, the number of shares of stock or other securities or property of this corporation or otherwise to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of the Preferred Stock after the recapitalization to the end that the provisions of this Section 3 (including adjustment of the Conversion Price then in effect for each series and the number of shares purchasable upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.
               e. No Impairment. This corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith use its best efforts and assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

               f. No Fractional Shares and Certificate as to Adjustments.
                    (i) No fractional shares shall be issued upon conversion of the Preferred Stock to Common Stock. In lieu thereof, this corporation shall pay to such holder of Preferred Stock a cash payment in an amount equal to the fair market value of such fractional share as determined in good faith by this corporation’s Board of Directors. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.
                    (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Preferred Stock pursuant to this Section 3, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such series of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the applicable Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Preferred Stock.
               g. Notices of Record Date and Other Transactions. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall deliver to each holder of Preferred Stock, at least thirty (30) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right. In the event of any capital reorganization of this corporation, reclassification of the capital stock of this corporation (other than a subdivision or combination of its outstanding shares of common stock), consolidation or merger of this corporation with or into another corporation or conveyance of all or substantially all of the assets of this corporation to another corporation, then this corporation shall deliver to each holder of outstanding Preferred Stock a notice stating the material terms of the proposed transaction at least thirty (30) days prior to the date on which such reclassification, reorganization, consolidation, merger or conveyance is to take place (or, if earlier, the date, if any is to be fixed, as of which holders of capital stock of record shall be entitled to exchange their shares of capital stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger or conveyance).
               h. Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock and, in addition to such other remedies as shall be available to the holder of such series of Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes such actions shall include, without limit, engaging in best efforts to obtain stockholder approval of any required amendment to this Certificate of Incorporation.

               i. Notices. Any notice required by the provisions of this Section 3 to be given to the holders of shares of Preferred Stock shall be in writing and shall be deemed delivered if sent (i) within the United States, by overnight courier service or mailed by first class mail, postage prepaid, certified or registered mail, return receipt requested, or (ii) outside the United States, via overnight courier service with a copy delivered via facsimile. Every notice or other communication shall be addressed (a) if to a holder of any class of securities, at such holder’s address as set forth in this corporation’s records, or at such address as such holder shall have furnished to this corporation in writing, or (b) if to this corporation, at 5751 Copley Drive, Suite B, San Diego, California 92111, or at such other address as this corporation shall have furnished to the holders in writing.
          4. Voting Rights.
               a. General Voting Rights. The holder of each share of Preferred Stock shall have the right to one vote for each share of Common Stock into which such share of Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the by-laws of this corporation, and shall be entitled to vote, together as a single class with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote, except for the election of directors which shall be as provided in Section 4(b) of Article IV(B).
               b. Election of Directors. The Board of Directors shall consist of seven (7) members. Notwithstanding subsection 4(a) above, the holders of the Common Stock and Series A Preferred Stock, voting together on an as-converted basis as if a single separate class, shall be entitled to elect one (1) director of this corporation; the holders of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, voting together on an as-converted basis as if a single separate class, shall be entitled to elect three (3) directors of this corporation; the holders of Series E Preferred Stock shall be entitled to elect one (1) director of this corporation; and the holders of Series H Preferred Stock shall be entitled to elect two (2) directors of this corporation (the “Series H Directors”). At any meeting held for the purpose of electing or removing directors, the presence in person or by proxy of the holders of a majority of the Common Stock and Series A Preferred Stock then outstanding on an as-converted basis shall constitute a quorum for the election or removal of directors to be elected solely by the holders of Common Stock and Series A Preferred Stock. At any meeting held for the purpose of electing or removing directors, the presence in person or by proxy of the holders of a majority of the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock then outstanding on an as-converted basis shall constitute a quorum for the election or removal of directors to be elected solely by the holders of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock. At any meeting held for the purpose of electing or removing directors, the presence in person or by proxy of the holders of a majority of the Series E Preferred Stock then outstanding shall constitute a quorum for the election or removal of the director to be elected solely by the holders of Series E Preferred Stock. At any meeting held for the purpose of electing or removing directors, the presence in person or by proxy of the holders of a majority of the Series H Preferred Stock then outstanding shall constitute a quorum for the election or removal of the directors to be elected solely by the holders of Series H Preferred Stock. A vacancy in any directorship elected by the holders of Common Stock and Series A Preferred Stock shall be filled only by vote of the holders of Common Stock and Series A Preferred Stock; a vacancy in any directorship elected by the holders of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be filled only by vote of the holders of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock; a vacancy in any directorship elected by the holders of Series E Preferred Stock shall be filled only by vote of the holders of Series E Preferred Stock; and a vacancy in any directorship elected by the holders of Series H Preferred Stock shall be filled only by vote of the holders of Series H Preferred Stock. Except as otherwise provided by the Delaware General Corporation

Law, no director shall be removed except upon the vote of the class of stockholders who were entitled to elect such director.
          5. Protective Provisions for the Preferred Stock.
               a. Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as shares of Prior Preferred Stock are outstanding, this corporation shall not take any of the actions enumerated in subsections (i) through (ix) below without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of the Prior Preferred Stock, voting together on an as-converted basis and as if a single separate series; provided, however, that any action that materially and adversely changes the rights, preferences or privileges of a series of Preferred Stock in a manner differently than any other series of Preferred Stock shall require the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of such affected series of Preferred Stock, voting as a separate class:
                    (i) sell, convey, or otherwise dispose of or encumber all or substantially all of its assets, property or business or merge with or into or consolidate with any other corporation (other than a wholly owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of this corporation is disposed of or voluntarily effect any liquidation, dissolution, reclassification, recapitalization or reorganization with respect to this corporation or any of its outstanding equity securities except pursuant to a transaction with Boston Scientific corporation (a “BSC Transaction”); or
                    (ii) change or alter in any way the rights, preferences or privileges of the shares of any series of Preferred Stock so as to affect adversely the shares; or
                    (iii) authorize or issue or obligate itself to issue any new class of stock or any other securities convertible into equity securities of this corporation having a preference over, or being on parity with, the Preferred Stock with respect to redemption, dividends or upon liquidation; or
                    (iv) amend the corporation’s Certificate of Incorporation or Bylaws in a manner that materially and adversely impacts the rights of the holders of Preferred Stock; or
                    (v) redeem, purchase or otherwise acquire any shares of this corporation’s capital stock except for the repurchase by this corporation at the lower of cost or fair market value of shares of Common Stock and/or Non-Voting Common Stock held by employees, officers, directors, consultants or other persons performing services for this corporation or any wholly-owned subsidiary that are subject to restrictive stock purchase agreements under which this corporation has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment; or
                    (vi) pay or declare any dividend on any shares of Common Stock, Non-Voting Common Stock, Preferred Stock (other than on the Series H Preferred Stock) or other capital stock; or
                    (vii) increase or decrease the number of authorized directors of this corporation; or

                    (viii) amend any of this corporation’s stock option or stock issuance plans to increase the maximum number of shares of Common Stock which may be issued over the term of such plans; or
                    (ix) take any action that would result in the taxation on any shares of the Preferred Stock under Section 305 of the Internal Revenue Code of 1986.
               b. So long as shares of Series H Preferred Stock are outstanding, the corporation shall not take any of the actions enumerated in subsections (i) through (ix) below without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series H Preferred Stock, voting together as a separate series:
                    (i) amend, alter or repeal any of the provisions of the corporation’s Certificate of Incorporation or Bylaws, or recapitalize, reclassify, reorganize or exchange any class of the corporation’s capital stock, including through a merger, consolidation or otherwise, in each case, in a manner that would materially adversely effect the preferences, privileges or other rights or restrictions of the holders of Series H Preferred Stock; or
                    (ii) authorize, create, designate, issue or sell any (A) class or series of capital stock (including shares of treasury stock), (B) rights, options, warrants or other securities convertible into or exercisable or exchangeable for any class or series of capital stock or (C) any debt security which by its terms is convertible into or exchangeable for any class or series of capital stock or has any other equity feature or any security that is a combination of debt and equity, which capital stock, in each case, is senior to the Series H Preferred Stock with respect to the payment of dividends, redemption, distribution of assets or rights upon a Liquidation Event; or
                    (iii) increase or decrease (other than following a conversion of Series H Preferred Stock, and then, only to the extent of such conversion) the number of authorized shares of Series H Preferred Stock, or, other than pursuant to the Purchase Agreement, authorize the issuance of or issue any shares of Series H Preferred Stock, in each case, other than in connection with any dividend or distribution on, reclassification or re-characterization of, or similar recapitalization of, the Series H Preferred Stock; or
                    (iv) except pursuant to a BSC Transaction, sell, lease or convey (other than by mortgage permitted under clause (vii) of this subsection (b)) all or substantially all of the property or business of the corporation or effect any merger or consolidation with any other company unless as a result thereof and after giving effect thereto (a) the corporation shall be the surviving corporation, (b) the Series H Preferred Stock shall continue to be outstanding, (c) there shall be no change in the preference, privileges or other rights and restrictions with respect to the Series H Preferred Stock and (d) there shall not be created or thereafter exist as a result of thereof any new class or series of shares having preference over the Series H Preferred Stock with respect to dividends, redemption, distribution of assets or rights upon a Liquidation Event; or
                    (v) except as provided in Section 1 of Article IV(B) hereof, directly or indirectly declare or pay any dividend or make any distribution (whether in cash, shares of capital stock of the corporation, or other property) on shares of capital stock of the corporation; or
                    (vi) redeem, purchase or acquire (or set apart money or other property for any mandatory purchase or analogous fund for the defeasance, redemption, purchase or acquisition of) any shares of capital stock of the corporation (or any security exercisable, convertible or exchangeable for any of its capital stock), except for: (a) the Series H Preferred Dividends or (b) shares of Common Stock held by employees, consultants, officers or directors of the corporation or other Persons performing duties for the Company so long as such redemption or repurchase (A) is approved by the Board of Directors and (B) does not exceed (x) $100,000 for each such redemption or repurchase in any given fiscal year of the Company or (y) $300,000 in the aggregate for all such redemptions or repurchases; or
                    (vii) amend, alter or waive any of the provisions in any document, agreement or instrument relating to any of the Company’s debt for borrowed money or capital stock of the Company (or any security exercisable, convertible, or exchangeable for any of its capital stock), in each case, in a manner that would materially adversely effect the preferences, privileges or other rights or restrictions of the holders of Series H Preferred Stock; or
                    (viii) change the number of directors which constitutes the Board of Directors; or
                    (ix) enter into any agreement, or form or permit any subsidiary, to do any of the foregoing.
               c. So long as shares of Series G Preferred Stock are outstanding at any time other than (a) during the Suspension Period (as defined in Amendment No. 1 to the Merger Agreement) or (b) following the Termination Date (as defined in Amendment No. 1 to the Merger Agreement), this corporation shall not take any of the actions enumerated in subsections (i) through (v) below without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least sixty-seven percent (67%) of the then outstanding shares of the Series G Preferred Stock:
                    (i) sell, convey, or otherwise dispose of or encumber all or substantially all of its assets, property or business or merge with or into or consolidate with any other corporation (other than a wholly owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of this corporation is disposed of or voluntarily effect any liquidation, dissolution, reclassification, recapitalization or reorganization with respect to this corporation or any of its outstanding equity securities, other than pursuant to a BSC Transaction; or
                    (ii) change or alter in any way the rights, preferences or privileges of the Series G Preferred Stock so as to affect adversely the shares; or
                    (iii) redeem, purchase or otherwise acquire any shares of this corporation’s capital stock except for the repurchase by this corporation at the lower of cost or fair market value of shares of Common Stock and/or Non-Voting Common Stock held by employees, officers, directors, consultants or other persons performing services for this corporation or any wholly-owned subsidiary that are subject to restrictive stock purchase agreements under which this corporation has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment; or
                    (iv) pay or declare any dividend on any shares of Common Stock, Non-Voting Common Stock, Preferred Stock or other capital stock; or
                    (v) create or issue any shares of Preferred Stock that rank senior to the Series G Preferred Stock as to dividends and/or rights to receive the proceeds of any liquidation of the corporation.
               d. So long as shares of Series G Preferred Stock are outstanding at any time, this corporation shall not take any of the actions enumerated in subsections (i) through (iv) below without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least sixty-seven percent (67%) of the then outstanding shares of the Series G Preferred Stock:
                    (i) change or alter the rights, preferences or privileges of the Series G Preferred Stock so as to materially and adversely affect the shares of Series G Preferred Stock; or
                    (ii) increase or decrease the number of authorized shares of Series G Preferred Stock;
                    (iii) issue any shares of Series G Preferred Stock other than pursuant to the Securities Purchase Agreement; or
                    (iv) create or issue any shares of Preferred Stock that rank senior to the Series G Preferred Stock as to dividends and/or rights to receive the proceeds of any liquidation of the corporation, other than the issuance of (A) up to 7,250,000 shares of Series H Preferred Stock pursuant to the Purchase Agreement, (B) up to 154,000 shares of Series H Preferred Stock pursuant to the exercise of those certain warrants to purchase shares of the corporation issued pursuant to that certain Convertible Promissory Note and Warrant Agreement of REVA California dated May 23, 2007 and (C) shares of Series H Preferred Stock issued as Series H Preferred Dividends pursuant to Section 1(b) of Article IV(B).
               e. For purposes of this section, “Securities Purchase Agreement” shall mean the Securities Purchase Agreement, dated October 13, 2004, between REVA California and Boston Scientific corporation, as amended from time to time and “Merger Agreement” shall mean the Agreement and Plan of Merger dated October 13, 2004, as amended by Amendment No. 1 thereto dated on or about the Initial Issue Date, by and among REVA California, Boston Scientific corporation and the other parties thereto, as amended from time to time.
          6. Status of Converted Stock. In the event any shares of Preferred Stock shall be converted pursuant to Section 3 hereof, the shares so converted shall be cancelled and shall not be issuable by this corporation.
     C. Common Stock.
          1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of this corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.
          2. Liquidation Rights. Upon the liquidation, dissolution or winding up of this corporation, the assets of this corporation shall be distributed as provided in Section 2 of this Article IV(B) hereof.
          3. Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote (subject to Section 4 of this Article IV(B) upon such matters and in such manner as may be provided by law.
     D. Non-Voting Common Stock.
          1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Non-Voting Common Stock shall be entitled to receive pari passu with the holders of Common Stock, when and as declared by the Board of Directors, out of any assets of this corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.
          2. Liquidation Rights. Upon the liquidation, dissolution or winding up of this corporation, the assets of this corporation shall be distributed as provided in Section 2 of Article IV(B).
          3. Voting Rights. Except as otherwise provided by law, the holder of each share of Non-Voting Common Stock shall not be entitled to any voting rights.
ARTICLE V
     The Board of Directors is expressly authorized to make, adopt, amend, alter or repeal the Bylaws of the corporation. The stockholders shall also have power to make, adopt, amend, alter or repeal the Bylaws of the corporation.
ARTICLE VI
     The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation. Election of directors need not be by written ballot, unless the Bylaws so provide.
ARTICLE VII
     (A) To the fullest extent permitted by the Delaware General corporation Law, as the same exists or as may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.
     (B) The corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the corporation or any predecessor of the corporation, or serves or served at any other enterprise as a director or officer at the request of the corporation or any predecessor to the corporation.
     (C) Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of the corporation’s Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.
ARTICLE VIII
     The name and mailing address of the incorporator is:
Ryan M. Simkin
DLA Piper LLP (US)
4365 Executive Drive, Suite 1100
San Diego, CA 92121

     THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General corporation Law of Delaware, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 25th day of June, 2010.

/s/ Ryan M. Simkin
Ryan M. Simkin, Incorporator

[SIGNATURE PAGE TO CERTIFICATE INCORPORATION OF REVA MEDICAL, INC.]

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